UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by
    Rule 14c-5(d)(2))
[X] Definitive Information Statement

                                 ROO Group, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4) Proposed maximum aggregate value of securities:

         (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

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         (4) Date filed:

                                 ROO Group, Inc.
                         228 East 45th Street, 8th Floor
                               New York, NY 10017

                               NOTICE OF ACTION BY
                         WRITTEN CONSENT OF SHAREHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


To our Shareholders:

         This Information Statement is furnished by the Board of Directors of ROO Group, Inc., a Delaware corporation (the "Company"), to holders of record of the Company's common stock, $.0001 par value per share ("Common Stock"), and Series A Preferred Stock, $.0001 par value per share, at the close of business on September 9, 2005, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of this Information Statement is to inform the Company's shareholders that on August 17, 2005, holders of a majority of the voting capital stock of the Company acted by written consent in lieu of a special meeting of shareholders to approve and authorize the Company to effect a one-for-50 reverse split of the issued and outstanding shares of Common Stock of the Company. This Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law.

         The one-for-50 reverse stock split will not become effective until at least 20 days after the initial mailing of this Information Statement.

                                          By order of the Board of Directors:


                                          /s/ Robert Petty
                                          --------------------------------------
                                          Robert Petty
                                          Chief Executive Officer and Chairman
                                          of the Board of Directors

                                 ROO Group, Inc.
                         228 East 45th Street, 8th Floor
                               New York, NY 10017

                              INFORMATION STATEMENT

                             Introductory Statement

         ROO Group, Inc. is a Delaware corporation with its principal executive offices located at 228 East 45th Street, 8th Floor, New York, NY 10017. The Company's telephone number is (646) 352-0260. This Information Statement is being sent to the Company's shareholders by the Board of Directors to notify them about action that the holders of a majority of the Company's outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the shareholders. The action was taken on August 17, 2005, and will be effective when the Company files a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware.

         The Company expects to file an amendment to its Certificate of Incorporation to give effect to the one-for-50 reverse split of the issued and outstanding shares of Common Stock on or about October 3, 2005.

         Copies of this Information Statement are being mailed on or about September 12, 2005 to the holders of record on September 9, 2005 of the outstanding shares of the Company's Common Stock and Series A Preferred Stock.

                               General Information

         On August 17, 2005, 2005, holders of a majority of the Company's voting capital stock acted by written consent in lieu of a special meeting of shareholders to approve and authorize a one-for-50 reverse split of the issued and outstanding shares of the Common Stock. Subsequently, on August 18, 2005, the Company's Board of Directors authorized and approved the one-for-50 reverse stock split, which the Board of Directors deemed to be in the best interests of the Company and its shareholders.

         The Company has two classes of voting securities, Common Stock and Series A Preferred Stock. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to ten votes. As of August 17, 2005, there were 256,491,117 shares of Common Stock outstanding and 9,500,000 shares of Series A Preferred Stock outstanding. The consent of shareholders holding more then 50% of the votes entitled to be cast approved a one-for-50 reverse split of the issued and outstanding shares of Common Stock.

                        Description of Our Capital Stock

         The Company's authorized capital consists of 500,000,000 shares of Common Stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share, of which 10,000,000 shares have been designated as Series A Preferred Stock. As of August 17, 2005, the Company had 256,491,117 shares of Common Stock outstanding and 9,500,000 shares of Series A Preferred Stock outstanding.

         Holders of the Company's Common Stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of the Company's assets available for distribution to shareholders upon liquidation, dissolution or winding up of the Company's affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which shareholders may vote at all shareholder meetings. The Common Stock does not have cumulative voting rights.

         The Series A Preferred Stock has a stated value of $.0001 and a liquidation preference over the Common Stock and any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment. Holders of Series A Preferred Stock are entitled to vote on all matters submitted to shareholders and are entitled to ten votes for each share of Series A Preferred Stock owned. Holders of shares of Series A Preferred Stock vote together with the holders of Common Stock on all matters and do not vote as a separate class. Beginning two years from the date of issuance of the Series A Preferred Stock, each

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

one share of Series A Preferred Stock is convertible, at the option of the holder, into two shares of Common Stock. However, holders cannot convert any share of Series A Preferred Stock if the market price of the Common Stock is below $0.40 per share. If prior to two years from the date of issuance, there is a sale or other disposition of all or substantially all of the Company's assets, a transaction or series of related transactions in which more than 50% of the voting power of security holders is disposed of, or upon a consolidation, merger or other business combination where the Company is not the survivor, then immediately prior to such event each holder of Series A Preferred Stock may convert any or all of such holder's shares of Series A Preferred Stock into Common Stock as described above. In such event, if the market price of the Common Stock is below $0.40 per share, then each share of Series A Preferred Stock will convert into such shares of Common Stock equal to (x) two, multiplied by (y) the closing price of the Common Stock on the date of the event triggering a conversion, divided by (z) $.20.

                            One-for-50 Reverse Split

         On August 17, 2005, holders of a majority of the Company's voting capital stock authorized a reverse stock split pursuant to which each 50 currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into one share of Common Stock (the "New Shares"). On August 23, 2005, the Company entered into a Common Stock Purchase Agreement and sold 191,666,667 shares of the Company's Common Stock to accredited investors in a private placement pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended. After this transaction, the Company had 448,157,784 shares of Common Stock outstanding. In connection with the sale of the Common Stock, the Company agreed to effect a one-for-50 reverse split of its outstanding shares of Common Stock within 45 days following the closing date. The reason for the reverse stock split is to increase the per share stock price. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its Common Stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the New Shares will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock, which may be issued.

         The reverse stock split is being effectuated by reducing the number of issued and outstanding shares of Common Stock at the ratio of one for 50. The authorized number of shares of Common Stock will not be impacted by the reverse stock split. Accordingly, as a result of the reverse stock split, the Company will have approximately 491,708,844 authorized and unissued shares of Common Stock, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. In addition, the reverse stock split has potentially dilutive effects on each of the Company's shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

         The reverse stock split will not alter any shareholder's percentage interest in the Company's equity, except to the extent that the reverse stock split results in any of the Company's shareholders owning a fractional share. No fractional shares will be issued. Any shareholder who beneficially owns a fractional share of the Company's Common Stock after the reverse stock split, will receive one additional share of Common Stock in lieu of such fractional share. Accordingly, the number of shareholders of record of the Company's Common Stock will not be reduced as a result of the reverse stock split. As of September 6, 2005, the Company had 225 shareholders of record of its Common Stock. Because the Company's Common Stock is held of record by less than 300 persons, the Company could terminate registration of its Common Stock with the Securities and Exchange Commission and terminate filing periodic and other reports with the Commission. The Company notes however that it does not currently intend to terminate registration and the Company does not plan to do so in the foreseeable future. The principal effects of the reverse stock split will be that the number of shares of Common Stock issued and outstanding will be reduced from 448,157,784 to approximately 8,963,156.

         In addition, commencing with the effective date of the reverse stock split, all outstanding options, warrants and other convertible or exercisable securities entitling the holders thereof to purchase shares of the Company's Common Stock will entitle such holders to receive, upon exercise of their securities, one-fiftieth of the number of shares of the Company's Common Stock which such holders may purchase upon exercise or conversion of their

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

securities. In addition, commencing on the effective date of the reverse stock split, the exercise or conversion price of all outstanding derivative securities of the Company will be increased fifty-fold.

         The Company believes that the federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

         (i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the Old Shares or receipt of the certificate representing post-split New Shares.

         (ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

         (iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

         (iv) The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to the Company.

         (v) the federal income tax treatment of the receipt of the one additional share in lieu of any fractional interests by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

         The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides. Shareholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the reverse stock split.

         Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which will be authorized and unissued after the reverse stock split:

August 2005 Financing
---------------------

          On August 23, 2005, the Company entered into a Common Stock Purchase Agreement and sold 191,666,667 shares of the Company's Common Stock to accredited investors in a private placement pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended. The Common Stock was sold at a price of $0.03 per share resulting in gross proceeds of $5,750,000. $3,400,000 of the proceeds was used to prepay all of the Company's outstanding callable secured convertible notes. In connection with the sale of the Common Stock, the Company agreed to effect a one-for-50 reverse split of its outstanding shares of Common Stock within 45 days following the closing date. In addition, the investors acknowledged and agreed that the Company may sell up to an additional $2,250,000 of shares of Common Stock on substantially identical terms or on terms more favorable to the Company within 45 days of the closing, which the investors have a right of first refusal to participate in. The terms of any such additional financing have not been finalized and the Company cannot currently determine how many additional shares of its Common Stock could be sold or issued in an additional financing. Robert Petty, the Company's Chairman and Chief Executive Officer, also agreed to convert at least $600,000 of a promissory note issued to him by the Company on May 18, 2005 in the aggregate principal amount of $1,100,000 into shares of the Company's Common Stock at a price of $0.03 per share within five business days of the reverse stock split. If Mr. Petty converts $600,000 of the promissory note into Common Stock at a price of $0.03 per share, the Company would be required to issue 20,000,000 shares of Common Stock to Mr. Petty.

         The Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 45 days following the closing date. If the registration statement is not filed within such time or if the registration statement is not declared effective within 120 days following the closing date, the Company must pay liquidated

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

damages to the investors equal to 2% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed or declared effective.

         Pali Capital, Inc. and Brimberg & Co., both registered broker-dealers, acted as placement agents for the sale of the Company's Common Stock. In connection with the closing, the Company paid the placement agents a cash fee equal to 10% of the gross proceeds up to $3,000,000 and 8% of the gross proceeds in excess of $3,000,000. In addition, the Company issued the placement agents warrants to purchase a number of shares of Common Stock equal to 10% of the shares of Common Stock sold in the private placement with an exercise price of $0.03 per share exercisable for a period of five years.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of September 7, 2005. The information in this table provides the ownership information for:

         o each person known by us to be the beneficial owner of more than 5% of our Common Stock;
         o     each of our directors;
         o     each of our executive officers; and
         o     our executive officers and directors as a group.

         Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Furthermore, unless otherwise indicated, the address of the beneficial is c/o ROO Group, Inc., 228 East 45th Street, 8th Floor, New York, NY 10017.

                                      Percentage
                                      Common Stock      of          Series A Preferred  Percentage of
Name and Address                      Beneficially      Common      Stock Beneficially  Series A          Percentage of
of Beneficial Owner                   Owned (1)         Stock (1)   Owned (2)           Preferred Stock   Total Vote (1)
------------------------------------- ----------------- ----------- ------------------- ----------------- ---------------
Robert Petty                             78,000,000 (3)     17.2%        6,000,000              63.2%         24.5%

Robin Smyth                               5,000,000 (4)      1.1%        1,500,000              15.8%          3.2%

Southpoint Capital Advisors LP
Southpoint GP, LP
Southpoint Capital Advisors LLC
Southpoint GP, LLC
Robert W. Butts
John S. Clark II
237 Park Avenue
Suite 900
New York, NY 10017                       43,333,333 (5)      9.7%                0                 0%          8.0%

Avenue Group, Inc.
15303 Ventura Blvd.
9th Floor
Sherman Oaks, CA 91403                   33,660,483          7.5%                0                 0%          6.3%
------------------------------------- ----------------- ----------- ------------------- ----------------- ---------------
All Directors and Executive              83,000,000         18.2%        7,500,000              79.0%         27.7%
Officers as a Group
(2 persons)
-------------------------------------------------------------------------------------------------------------------------

   (1) Applicable percentage ownership is based on 448,157,784 shares of Common Stock outstanding as of September 7, 2005, together with securities exercisable or convertible into shares of Common Stock within 60 days of September 7, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60

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

         days of September 7, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
   (2) Holders of Series A Preferred Stock are entitled to vote on all matters submitted to shareholders of the Company and are entitled to ten votes for each share of Series A Preferred Stock owned. Holders of shares of Series A Preferred Stock vote together with the holders of Common Stock on all matters and do not vote as a separate class.
   (3) Includes 6,000,000 shares that are issuable upon the exercise of outstanding incentive stock options issued by ROO Group, Inc. on April 8, 2004. Such options are exercisable at $.04 per share and expire on May 8, 2006.
   (4) Includes 400,000 shares held indirectly through the Smyth Family Trust. Also includes 3,000,000 shares that are issuable upon the exercise of outstanding incentive stock options issued by ROO Group, Inc. on April 8, 2004. Such options are exercisable at $.04 per share and expire on May 8, 2006.
   (5) As reported in a Schedule 13G filed with the Securities and Exchange Commission on September 1, 2005, Southpoint Capital Advisors LP, Southpoint GP LP, Southpoint Capital Advisors LLC, Southpoint GP LLC, Robert W. Butts and John S. Clark II have the sole power to vote and dispose of the 43,333,333 shares of Common Stock beneficially owned.

          Interest of Certain Persons in Matters to Be Acted Upon

         No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the reverse stock split set forth herein, which is not shared by all other shareholders pro rata, and in accordance with their respective interests.

                              No Dissenters' Rights

         Shareholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the reverse stock split.

                          Cost of Information Statement

         The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of Common Stock.

                   Forward-Looking Statements and Information

         This Information Statement includes forward-looking statements. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

         The forward-looking statements are based on management's current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that the Company cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, the Company's actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements.

         You should rely only on the information provided in this Information Statement. The Company has not authorized any person to provide information other than that provided here. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

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

                  Where You Can Find More Information About Us

         The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information the Company files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.